                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: September 23,1996

                          UNITED AIR SPECIALISTS, INC.
             (Exact name of Registrant as specified in its charter)

Ohio                          0-25140                     34-1008092
(State or other            (Commission                   (IRS Employer
jurisdiction of            File Number)                Identification No.)
incorporation)

 4440 Creek Road          Cincinnati, OH   45242           (513) 891-0400
                    (Address of principal executive offices)

                    INFORMATION TO BE INCLUDED IN THIS REPORT

Items 1, 2, 3, 4, 6 and 8 are not applicable and are omitted from this Report.

Item 5.           Other Events

                  United Air Specialists, Inc. (the "Company") announced on September 24, 1996 that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with CUAS, Inc., a Delaware corporation and wholly-owned subsidiary of CLARCOR Inc. ("CUAS"), and CLARCOR Inc. ("CLARCOR"), a Delaware corporation, pursuant to which CUAS will merge with and into the Company with the Company as the surviving corporation (the "Merger"). After consummation of the Merger, the Company will become a wholly-owned subsidiary of CLARCOR. The Merger is subject to certain contingencies set forth in the Merger Agreement.

                  Pursuant to the Merger Agreement, each share of the Company's Common Stock, without par value ("UAS Common Stock"), outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than shares owned directly or indirectly by CLARCOR or UAS, which shares will be canceled) will be converted into .3698577 (the "Conversion Number") of a share of Common Stock, par value $1 per share, of CLARCOR ("CLARCOR Common Stock"), including the corresponding number of rights to purchase shares of Series B Junior Participating Preferred Stock of CLARCOR. The Conversion Number is subject to adjustment based on the number of fully diluted shares of UAS Common Stock outstanding immediately prior to the Effective Time. In addition, each outstanding stock option to acquire a share of UAS Common Stock will become an option to acquire the Conversion Number of a share of CLARCOR Common Stock at an adjusted exercise price equal to the current exercise price divided by the Conversion Number. All other terms and conditions relating to such options shall remain the same.

                  Each holder of a certificate representing prior to the Effective Time shares of UAS Common Stock will cease to have any rights with respect thereto after the Merger, except the right to receive (i) certificate(s) representing the shares of CLARCOR Common Stock into which such shares of UAS Common Stock will have been converted, (ii) certain dividends and other distributions previously withheld in accordance with
                  Section 1.7 of the Merger Agreement pending the exchange of stock certificate(s) and (iii) any cash, without interest, to be paid in lieu of any fractional share of CLARCOR Common Stock in accordance with Section 1.8 of the Merger Agreement. Notwithstanding the foregoing, holders of UAS Common Stock will be entitled to appraisal rights in accordance with applicable Ohio law.

                  Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of CLARCOR and the Company. A fairness opinion was delivered by J.J.B. Hilliard, W.L. Lyons Inc. to the Board of Directors of the Company. The consummation of the Merger is subject, among other things, to the approval of the Merger by the Company's shareholders and to certain regulatory approvals.

                  Concurrently with the execution of the Merger Agreement, the holders of approximately 50% of the outstanding shares of UAS Common Stock entered into stockholder agreements with CLARCOR in which such stockholders agreed to vote their shares in favor of the Merger and the Merger Agreement at a special meeting of the UAS stockholders to be convened in connection with the proposed Merger. Such Company stockholders further agreed, among other things, not to enter into any agreement or understanding that is inconsistent with the consummation of the Merger and not to solicit, initiate or encourage any person to make an offer or proposal that could lead to such person acquiring 20% or more of the outstanding shares of UAS Common Stock.

                  A copy of the Merger Agreement, the material exhibits thereto, the stockholder agreements and the press release issued by the Company announcing the execution of the Merger Agreement are attached as exhibits hereto.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a)      Financial Statements of Business Acquired.

                           Not Applicable.

                  (b)      Pro Forma Financial Information.

                           Not Applicable.

                  (c)      Exhibits.

                           The following exhibits are filed with this Report on Form 8-K:

                           Regulation S-K

                              Exhibit No.         Exhibit

                               2.1 Agreement and Plan of Merger dated September 23, 1996, among United Air Specialists,
                                                  Inc., CLARCOR Inc. and CUAS,
                                                  Inc.

                           2.2 Stockholder Agreement dated September 23, 1996 among
                                                  CLARCOR Inc., CUAS, Inc. and
                                                  Durwood G. Rorie.

                           2.3 Stockholder Agreement dated September 23, 1996 among
                                                  CLARCOR Inc., CUAS, Inc. and
                                                  Margaret Stewart Rorie.

                           2.4 Stockholder Agreement among CLARCOR Inc., CUAS, Inc. and
                                                  William A. Cheney.

                           Rider 99.1             Press release dated September
                                                  24, 1996.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 1996                  UNITED AIR SPECIALISTS, INC.


                                       ________________________________________
                                       /s/ Durwood G. Rorie
                                       Durwood G. Rorie, Jr.
                                       President and CEO